                                              Rocky Ford Financial, Inc.
                                                     Stock Order Form
                                           ------------------------------------
                                                               EXPIRATION DATE
                                            ROCKY FORD FEDERAL for Stock Order
                                             SAVINGS AND LOAN      Forms:
                                                ASSOCIATION           , 1997
                                            STOCK INFORMATION    12:00 Noon,
                                             CENTER 801 SWINK   Mountain Time
                                            AVENUE ROCKY FORD,
                                           CO 81067 (719)  -
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 IMPORTANT--PLEASE NOTE: A properly completed original stock order form must be used to subscribe for common stock. Faxes or copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock
 Order Form Instructions as you complete this Form.
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                                            The minimum number of shares that
 (1) NUMBER OF SHARES                       may be subscribed for is 25
     [           ]                          shares. The maximum number of
                                            shares that may be subscribed for
     SUBSCRIPTION PRICE                     in the Subscription Offering by
       X  $10.00 =                          any person is 12,500 shares. The
                                            maximum number of shares that may
 (2) TOTAL PAYMENT DUE                      be purchased by any person in the
     [           ]                          Subscription Offering together
                                            with his or her associates or
                                            groups acting in concert is
                                            12,500 shares. The maximum number
                                            of shares that may be purchased
                                            by any person in the Community
                                            Offering together with any
                                            associate or group of persons
                                            acting in concert is 12,500
                                            shares. The maximum number of
                                            shares that may be purchased in
                                            the conversion by any person
                                            together with his or her
                                            associates or groups acting in
                                            concert is 12,500 shares.
                                            Management has the authority to
                                            increase or decrease these
                                            limits.


[_] (3) EMPLOYEE/OFFICER/DIRECTOR         (6) PURCHASER INFORMATION
        INFORMATION                           Eligible Account Holder --
 Check here if you are a director,            Check here if you were a
 officer or employee of Rocky Ford            depositor of at least $50.00
 Federal Savings and Loan Association or      at Rocky Ford Federal on
 a member of such person's immediate          December 31, 1995. Enter
 family.                                      information below for all
                                              deposit accounts that you had
                                              at Rocky Ford Federal on
                                              December 31, 1995.

-------------------------------------------A. [_]
                          Check Amount
[_] (4) METHOD OF PAYMENT/CHECK
                                               Supplemental Eligible Account
 Enclosed is a check,                          Holder--Check here if you
 bank draft or money                           were a depositor of at least
 order made payable to                         $50.00 at Rocky Ford Federal
 Rocky Ford Federal                            on      , 199  but are not an
 Savings and Loan                              Eligible Account Holder.
 Association in the                            Enter information be low for
 amount of:                                    all deposit accounts that you
                                               had at Rocky Ford Federal on
                                                    , 199 .

-------------------------------------------B. [_]
[_] (5) METHOD OF PAYMENT/WITHDRAWAL
                                               Other Member -- Check here if
 The undersigned authorizes withdrawal         you held a deposit or loan at
 from the following account(s) at Rocky        Rocky Ford Federal as of
 Ford Federal. There is no penalty for              , 199  but are not an
 early withdrawal used for this payment.       Eligible Account Holder or
                                               Supplemental Eligible Account
                                               Holder.
                                           C. [_]
 --------------------------------------
   Account Number(s)      Withdrawal           Local Community Resident --
                          Amount(s)             Check here if you are a
                                               permanent resident of Otero
                                               County, Colorado.
                                           D. [_]
 --------------------------------------
 --------------------------------------
 --------------------------------------

 --------------------------------------
                                               Account Title (Names on
                                               Accounts)
  Total Withdrawal   ------------------                            Account
       Amount                                                      Number(s)
                                           ----------------------------------
                                           ----------------------------------
                                           ----------------------------------

                                            PLEASE NOTE: FAILURE TO LIST
                                            ALL YOUR ACCOUNTS MAY RESULT IN
                                            THE LOSS OF PART OR ALL OF YOUR
                                            SUBSCRIPTION RIGHTS. IF
                                            ADDITIONAL SPACE IS NEEDED,
                                            PLEASE UTILIZE THE BACK OF THIS
                                            STOCK ORDER FORM.

 (7) STOCK REGISTRATION/FORM OF STOCK OWNERSHIP
 [_] Individual    [_] Joint Tenants
                                  [_] Tenants in Common
                   [_] Corporation or Partnership
                                  [_] Uniform Gifts to Minors Act
 [_] Fiduciary (i.e. trust, estate, etc.)         [_] Other _________________
                                                        Social Security # or
                                                        Tax ID
 (8) NAME(S) IN WHICH STOCK IS TO BE REGISTERED (PLEASE PRINT CLEARLY)


 Name(s) continued                                      Social Security # or
                                                        Tax ID

 Street Address                       City              State   Zip Code

                                                                -------------
 (9) TELEPHONE                                    Evening
 INFORMATION          Daytime                           County of Residence
     (   )                     (   )
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 (10) NASD AFFILIATION
[_]
                                                       (11) ASSOCIATE--ACTING
                                                       IN CONCERT
                                                      [_]
 Check here if you are a member of the National        Check here, and
 Association of Securities Dealers, Inc. ("NASD"),     complete the reverse
 a person associated with an NASD member, a member     side of this Form, if
 of the immediate family of any such person to         you or any associates
 whose support such person contributes, directly       (as defined on the
 or indirectly, or the holder of an account in         reverse side of this
 which an NASD member or person associated with an     Form) or persons
 NASD member has a beneficial interest. To comply      acting in concert
 with conditions under which an exemption from the     with you have
 NASD's Interpretation With Respect to Free-Riding     submitted other
 and Withholding is available, you agree, if you       orders for shares in
 have checked the NASD Affiliation box, (i) not to     the Subscription
 sell, transfer or hypothecate the stock for a         and/or Community
 period of 90 days following issuance, and (ii) to     Offerings.
 report this subscription in writing to the
 applicable NASD member within one day of payment
 therefor.
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 (12) ACKNOWLEDGMENT
 To be effective, this fully completed Stock Order Form must be actually received by Rocky Ford Federal, no later than 12:00 p.m. Noon, Mountain
 Time, on      , 1997, unless extended; otherwise this Stock Order Form and all subscription rights will be void. Completed Stock Order Forms, together with the required payment or withdrawal authorization, may be delivered to any full service office of Rocky Ford Federal or may be mailed to the Post Office Box indicated on the enclosed business reply envelope. All rights exercisable hereunder are not transferable and shares purchased upon exercise of such rights must be purchased for the account of the person exercising such rights.
 It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of Rocky Ford Federal described in the accompanying Prospectus. If the Plan of Conversion is not approved by the voting members of Rocky Ford Federal at a
 Special Meeting to be held on      , 1997, or any adjournment thereof, all
 orders will be cancelled and funds received as payment, with accrued interest, will be returned promptly.
 The undersigned agrees that after receipt by Rocky Ford Federal, this Stock Order Form may not be modified, withdrawn or cancelled (unless the conversion is not completed within 45 days after the completion of the Subscription Offering) without the Association's consent, and if authorization to withdraw from deposit accounts at Rocky Ford Federal has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned.
 Under penalty of perjury, I certify that the Social Security or Tax ID
 Number and the other information provided under number 8 of this Stock Order Form are true, correct and complete that I am purchasing for my own account and that there is no agreement or understanding regarding the transfer of my subscription rights or the sale or transfer of these shares.
 Applicable Regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights, or the underlying securities to the account of another. Rocky Ford Federal and Rocky Ford Financial, Inc. may pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
 SIGNATURE             DATE   SIGNATURE            DATE   DATE REC'D _________

                                                          CATEGORY ___________
                                                          ORDER # __ BATCH ___
                                                          DEPOSIT ____________
 A SIGNED ACKNOWLEDGEMENT FORM MUST ACCOMPANY ALL STOCK ORDER FORMS
 (SEE REVERSE SIDE)
 I acknowledge that the common stock offered is not a savings or deposit account and is not federally insured or guaranteed.
 A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED TWICE: BELOW AND ON THE ACKNOWLEDGEMENT FORM ON THE REVERSE HEREOF.

Account Title (Names on    Account       Account Title (Names on     Account
       Accounts)          Number(s)             Accounts)           Number(s)
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------
--------------------------------------   --------------------------------------

ITEM (11)--(CONTINUED)

List below all other orders       "Associate" is defined as: (i) any
submitted by you or your          corporation or organization (other than
Associates (as defined) or by     Rocky Ford Federal, Rocky Ford Financial,
persons acting in concert with    Inc., or a majority-owned subsidiary of
you.                              Rocky Ford Federal or Rocky Ford Financial,
                                  Inc.) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a director or in a similar fiduciary capacity; provided, however, such term shall not include Rocky
                                  Ford Financial, Inc.'s or Rocky Ford
                                  Federal's employee benefit plans in which such person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a Director of Rocky Ford Federal or Rocky Ford
                                  Financial, Inc. or any subsidiaries thereof.


                     Number of
  Name(s) listed on   Shares
  other Stock Order   Ordered
        Forms
--------------------------------
--------------------------------
--------------------------------
--------------------------------
--------------------------------


  A VALID STOCK ORDER FORM MUST BE SIGNED AND DATED BELOW AND ON THE FRONT OF
                                  THIS FORM.

                             ACKNOWLEDGEMENT FORM

 I/WE ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED, AND IS NOT GUARANTEED BY ROCKY FORD FEDERAL SAVINGS AND LOAN ASSOCIATION (THE "Association") OR BY THE FEDERAL GOVERNMENT.

 If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Midwest Region Director, Frederick R. Casteel at (972) 281-2000.

 I/We further certify that, before purchasing the common stock, par value $.01 per share, of Rocky Ford Financial, Inc., the proposed holding company for Rocky Ford Federal Savings and Loan Association, I/we received a
 Prospectus dated      , 1997 (the "Prospectus").

 The Prospectus that I/we received contains disclosure concerning the nature of the security being offered and describes the risks involved in the investment, including but not limited to:

   1. Anticipated Low Return on Equity Following Conversion_______(page 16)
   2. Future of Thrift Industry___________________________________(page 16)
   3. Potential Effects of Changes in Interest Rates and the Current
      Interest Rate Environment_____________________________________(page 16)
   4. Limited and Illiquid Market for the Common Stock____________(page 17)
   5. Dependence on Chief Executive Officer_______________________(page 18)
   6. Certificate of Incorporation, Bylaw and Statutory Provisions That
      Could Discourage Hostile Acquisitions of Control______________(page 18)
   7. Valuation Not Indicative of Future Price of Common Stock____(page 18)
   8. Possible Income Tax Consequences of Distribution of Subscription Rights________________________________________________________(page 18)
   9. Possible Dilutive Effect of MRP and Stock Options___________(page 19)
  10. Potential Impact on Voting Control of Purchases by Management___(page 19)
  11. Potential Cost of ESOP and MRP______________________________(page 20)

 Signature                    Date       Signature                    Date


 Name (Please Print)                     Name (Please Print)

Rocky Ford Financial, Inc.

                             STOCK OWNERSHIP GUIDE
INDIVIDUAL
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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JOINT TENANTS
Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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TENANTS IN COMMON
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
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UNIFORM GIFT TO MINORS ACT ("UGMA")
Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Gift to Minors Act is "UGMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Colorado Uniform Gift to Minors Act will be abbreviated John Doe, CUST Susan Doe UGMA, CO (use minor's social security number).
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FIDUCIARIES
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a living trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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                         STOCK ORDER FORM INSTRUCTIONS
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares purchased by the Purchase Price of $10.00 per share. The minimum purchase is 25 shares. No Eligible Account Holder, Supplemental Eligible Account Holder or Other Member, including individuals on a joint account, may purchase in their capacity as such in the subscription Offering more than 12,500 shares, or $125,000, of Common Stock. No person, including associates of and persons acting in concert with such person, may purchase in the Community Offering more than 12,500 shares, or $125,000, of Common Stock. No person or entity, together with associates or persons acting in concert, may purchase more than 12,500 shares, or $125,000, of the Common Stock in the Stock Conversion. Rocky Ford Financial, Inc. and Rocky Ford Federal reserve the right to reject the subscription of any order received in the Community Offering, in whole or in part.
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ITEM 3--
Please check this box to indicate whether you are a director, officer or employee of Rocky Ford Federal or a member of such person's immediate family.
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ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order made payable to Rocky Ford Federal Savings and Loan Association. Your funds will earn interest at the Bank's passbook rate of interest until the Stock Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.
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ITEM 5--
If you pay for your stock by a withdrawal from a deposit account at Rocky Ford Federal, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. THIS FORM OF PAYMENT MAY NOT BE USED IF YOUR ACCOUNT IS AN INDIVIDUAL RETIREMENT ACCOUNT. PLEASE CONTACT THE STOCK INFORMATION CENTER FOR INFORMATION REGARDING PURCHASES FROM AN INDIVIDUAL RETIREMENT ACCOUNT.
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ITEM 6--
Please check the appropriate box if you were;
(a) A depositor at Rocky Ford Federal on December 31, 1995 (the "Eligibility Record Date") with at least $50.00 on deposit.
(b) A depositor at Rocky Ford Federal on      , 199  (the "Supplemental
    Eligibility Record Date") with at least $50.00 on deposit.
(c) A depositor or certain loan customer at Rocky Ford Federal on      , 1997
    (the "Voting Record Date").
(d) A permanent resident of Otero County, Colorado.
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ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Rocky Ford Financial, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."
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ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.
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ITEM 11--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
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ITEM 12--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form directly to Rocky Ford Federal. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be received by Rocky Ford
Federal no later than 12:00 Noon, Mountain time, on      , 1997 or it will
become void. Stock Order Forms and Certification Forms shall be deemed received only upon actual receipt at Rocky Ford Federal. If you have any remaining questions, or if you would like assistance in completing your Stock
Order Form, you may call the Stock Information Center at 719-        . The
Stock Information Center will be open between the hours of 9:00 a.m. and 4:00 p.m., Mountain Time, Monday through Friday.